UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 18, 2020
(Date of earliest event reported)

Glu Mobile Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)

875 Howard Street, Suite 100
San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

(415) 800-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	GLUU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)

Form of PSU Award Agreement

On November 18, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of Glu Mobile Inc. (the “Company”) adopted a form of Award Agreement - Performance Vesting Restricted Stock Unit (“PSU Agreement”) that is intended to serve as a standard form of agreement for awards of performance-based restricted stock units (“PSUs”) under the Company’s 2007 Equity Incentive Plan (the “Plan”). In accordance with the Plan, PSUs issued pursuant to the PSU Agreement will become eligible to vest upon the achievement of one or more performance goals established by the Committee and the satisfaction of any time-based vesting requirement, as applicable. A performance goal can be any metric that is set forth in the Plan, including any metric that is capable of measurement as determined by the Committee. The form of PSU Agreement is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Executive Cash Bonus Plan

On November 18, 2020, the Committee approved a cash-based bonus plan for 2021 (the “Bonus Plan”) for certain of the Company’s named executive officers, including: Becky Ann Hughes, the Company’s Senior Vice President, Revenue; Chris Akhavan, the Company’s Senior Vice President, Business Development, Corporate Development and Advertising; and Scott Leichtner, the Company’s Vice President and General Counsel (the “Eligible Officers”). Nick Earl, the Company’s President and Chief Executive Officer, and Eric Ludwig, the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer, are not eligible to participate in the Bonus Plan as they received PSUs in lieu of a 2021 cash bonus opportunity.

The target and maximum bonus amounts for the Eligible Officers under the Bonus Plan are set forth in the table below:

	2021	2021
	Target	Maximum		2021 Target	2021 Maximum
Eligible Officer	Percentage	Percentage	2021 Salary	Bonus	Bonus
Becky Ann Hughes	90%	180%	$360,000	$324,000	$648,000
Chris Akhavan	40%	80%	$400,000	$160,000	$320,000
Scott Leichtner	50%	100%	$345,000	$172,500	$345,000

In order for the Eligible Officers to receive any bonus payment pursuant to the Bonus Plan, the Company must generate bookings and Adjusted EBITDA for 2021 that together represent a significant percentage increase over the Company’s bookings and Adjusted EBITDA for 2020 (the “Threshold Increase”). In order for the Eligible Officers to receive the target bonus payment specified in the table above, the year-over-year percentage increase in the Company’s bookings and Adjusted EBITDA must be approximately 11 percentage points above the Threshold Increase, and the year-over-year percentage increase in the Company’s bookings and Adjusted EBITDA must be approximately 20 percentage points above the Threshold Increase for the Eligible Officers to earn the maximum bonus payment specified in the table above.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Form of PSU Agreement.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: November 20, 2020	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel